Groupon Announces First Quarter 2015 Results

•	Gross billings of $1.6 billion

•	Revenue of $750.4 million

•	Adjusted EBITDA of $72.4 million

•	GAAP loss per share of $0.02; non-GAAP earnings per share of $0.03

•	Free Cash Flow of $222.0 million for the trailing twelve month period

CHICAGO - (BUSINESS WIRE) - May 5, 2015 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended March 31, 2015.

“Q1 was a strong quarter, despite significant headwinds from foreign exchange rates, as we delivered 58% year-over-year growth in Adjusted EBITDA,” said Eric Lefkofsky, CEO of Groupon. “Our North America business saw its third-straight quarter of double digit billings increases in all three categories, and we made continued progress in our mission to connect local commerce through our predominantly mobile marketplace.”

Groupon previously announced that it has entered into an agreement to sell a controlling stake in Ticket Monster, its South Korean e-commerce business, to a partnership formed by KKR and Anchor Equity Partners. As a result, Ticket Monster will be presented as a discontinued operation in the Company’s consolidated financial statements for all historical periods, effective in the first quarter 2015. Results have been retrospectively adjusted to exclude Ticket Monster in this release and in the tables accompanying this release. As such, all financial information and operational metrics herein pertain to continuing operations, unless otherwise noted.

First Quarter 2015 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, increased to $1.6 billion in the first quarter 2015, compared with $1.5 billion in the first quarter 2014. Gross billings grew 10% globally, excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America billings increased 14%, EMEA increased 7% and Rest of World declined 1%. Including the $117.7 million unfavorable impact from foreign exchange, billings increased 2% compared with first quarter 2014.

•
Revenue increased to $750.4 million in the first quarter 2015, compared with $728.4 million in the first quarter 2014. Revenue grew 10%, excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America revenue increased 11%, EMEA increased 13% and Rest of World declined 8%. Including the $51.3 million unfavorable impact from foreign exchange, revenue increased 3% compared with first quarter 2014.

•	Gross profit was $347.4 million in the first quarter 2015, compared with $365.5 million in the first quarter 2014. Excluding the $27.7 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, gross profit would have been $375.1 million.

•
Adjusted EBITDA, a non-GAAP financial measure, was $72.4 million in the first quarter 2015, compared with $45.8 million in the first quarter 2014, as lower gross profit was more than offset by lower operating expenses, both reflecting the impact of year-over-year changes in foreign exchange rates.

•	Net loss attributable to common stockholders was $14.3 million, or $0.02 per share. Non-GAAP net earnings attributable to common stockholders was $21.3 million, or $0.03 per share.

•	First quarter 2015 results included $19.5 million of pre-tax non-operating foreign currency losses, $17.6 million of which was related to non-cash losses on intercompany balances.

•
Operating cash flow for the trailing twelve months ended March 31, 2015 was $307.8 million. Free cash flow, a non-GAAP financial measure, was $22.4 million in the first quarter 2015, bringing free cash flow for the trailing twelve months ended March 31, 2015 to $222.0 million.

•	At the end of the quarter, Groupon had $975.5 million in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 6% year-over-year to 54 million in the first quarter 2015. North America units increased 8%, EMEA units increased 10% and Rest of World units declined 7%.

•	Active deals: At the end of the first quarter 2015, on average, active deals were more than 425,000 globally, with over 200,000 in North America. Both include the addition of nearly 60,000 Coupons.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 7% year-over-year, to 48.1 million as of March 31, 2015, comprising 24.6 million in North America, 15.3 million in EMEA, and 8.2 million in Rest of World.

•	Customer spend: First quarter 2015 trailing twelve month billings per average active customer was $135, compared with $136 in the first quarter 2014.

•
Traffic: Approximately 105 million people have now downloaded Groupon mobile apps worldwide. In addition, monthly unique visitors, or the count of users accessing Groupon on both web and mobile devices, was over 160 million globally at the end of the first quarter 2015.

•	Search: In the first quarter 2015, approximately 27% of total transactions in North America were related to search, compared with 20% in the first quarter 2014.

Ticket Monster Sale
As previously disclosed, on April 20, 2015, Groupon announced the sale of a controlling stake in Ticket Monster, its South Korean e-commerce business, for $360 million, to a partnership formed by KKR and Hong-Kong-based Anchor Equity Partners. Groupon will ultimately retain a 41% fully diluted stake in Ticket Monster, upon vesting of management’s interest. The transaction is expected to close in the second quarter 2015, subject to regulatory and customary closing conditions. The company continues to explore a range of financing and strategic alternatives for its other Asian businesses, as announced in the third quarter 2014.

Share Repurchase
During the first quarter 2015, under its existing $300 million share repurchase program, Groupon repurchased 2,417,700 shares of its Class A common stock at an average price of $7.67 per share, for an aggregate purchase price of $18.5 million. Up to $83.0 million of Class A common stock remains available for repurchase under this program, through August 2015. In April 2015, Groupon announced that its Board approved a new $300 million share repurchase program. The new share repurchase program is subject to, and will be effective upon, the closing of the proposed Ticket Monster transaction, through August 2017. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the programs may be discontinued or suspended at any time.

Outlook
For the second quarter 2015, reflecting current foreign exchange rates and the exclusion of Ticket Monster, Groupon expects revenue of between $700 million and $750 million. This guidance anticipates approximately 800 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates.

Based on current foreign exchange rates, Groupon expects Adjusted EBITDA for the second quarter 2015 of between $55 million and $75 million, and non-GAAP earnings per share from continuing operations of between $0.01 and $0.03.

For the full year 2015, based on current foreign exchange rates and the exclusion of Ticket Monster, Groupon expects revenue of between $3.15 billion and $3.3 billion. This guidance anticipates approximately 700 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates.

In addition, based on current foreign exchange rates, Groupon continues to expect Adjusted EBITDA for the full year 2015 of greater than $315 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, free cash flow and non-GAAP earnings (loss) per share. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-

year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Non-GAAP earnings (loss) attributable to common stockholders and non-GAAP earnings (loss) per share adjust our net loss attributable to common stockholders and earnings (loss) per share to exclude the impact of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expense (benefit), net, non-operating foreign currency gains and losses on intercompany balances and income (loss) from discontinued operations, and the income tax effect of those items. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.
Beginning in the first quarter 2015, we have updated our non-GAAP earnings (loss) attributable to common stockholders and non-GAAP earnings (loss) per share measures to exclude non-operating foreign currency gains and losses on intercompany balances and income (loss) from discontinued operations, in addition to stock compensation, acquisition-related expense (benefit), net, and amortization of acquired intangibles, which we have excluded historically. We believe that excluding non-operating foreign currency gains and losses on intercompany balances provides meaningful supplemental information about our operating performance because those gains and losses are driven by changes in currency exchange rates. Additionally, we believe that excluding income (loss) from discontinued operations provides meaningful information for evaluating the operating performance of our ongoing business by excluding the results of operations that are being sold.

Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy including our marketing strategy and spend; effectively dealing with challenges arising from our international operations including fluctuations in currency exchange rates; retaining existing customers and adding new customers; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments, including our proposed Ticket Monster transaction; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; and our ability to raise capital if necessary. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of May 5, 2015. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Bill Roberts
312-999-3098	312-459-5191
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster are presented as discontinued operations and its assets and liabilities are presented as held for sale in the condensed consolidated financial statements and accompanying tables. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended March 31,		Y/Y % Growth		Y/Y % Growth excluding FX(2)
	2015	2014		FX Effect(2)
Gross Billings(1):
North America	$893,977	$781,769	14.4%	$(1,100)	14.5%
EMEA	459,189	513,588	(10.6)	(91,866)	7.3
Rest of World	198,835	225,349	(11.8)	(24,772)	(0.8)
Consolidated gross billings	$1,552,001	$1,520,706	2.1%	$(117,738)	9.8%

Revenue:
North America	$479,882	$431,062	11.3%	$(328)	11.4%
EMEA	216,220	230,893	(6.4)	(43,894)	12.7
Rest of World	54,254	66,460	(18.4)	(7,085)	(7.7)
Consolidated revenue	$750,356	$728,415	3.0%	$(51,307)	10.1%

Income (loss) from operations	$5,295	$(6,364)	183.2%	$(1,405)	205.3%

Loss from continuing operations	(16,739)	(21,774)

Income (loss) from discontinued operations, net of tax	6,284	(13,589)

Net loss attributable to Groupon, Inc.	$(14,273)	$(37,795)

Basic net income (loss) per share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.01	(0.02)
Basic net loss per share	$(0.02)	$(0.06)

Diluted net income (loss) per share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.01	(0.02)
Diluted net loss per share	$(0.02)	$(0.06)

Weighted average number of shares outstanding
Basic	676,382,937	682,378,690
Diluted	676,382,937	682,378,690

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2014.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(10,455)	$(35,363)
Less: Income (loss) from discontinued operations, net of tax	6,284	(13,589)
Loss from continuing operations	(16,739)	(21,774)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	26,266	21,448
Amortization of acquired intangible assets	5,934	5,985
Stock-based compensation	35,144	22,911
Deferred income taxes	22	573
Excess tax benefits on stock-based compensation	(2,896)	(5,855)
Gain on equity method investments	—	(52)
Gain from changes in fair value of contingent consideration	(279)	(39)
Impairments of investments	—	397
Change in assets and liabilities, net of acquisitions:
Restricted cash	3,245	3,536
Accounts receivable	(8,901)	(20,835)
Prepaid expenses and other current assets	(2,513)	3,013
Accounts payable	2,244	2,313
Accrued merchant and supplier payables	(17,034)	(33,523)
Accrued expenses and other current liabilities	(2,470)	(2,202)
Other, net	18,688	9,530
Net cash provided by (used in) operating activities from continuing operations	40,711	(14,574)
Net cash used in operating activities from discontinued operations	(24,355)	(6,143)
Net cash provided by (used in) operating activities	16,356	(20,717)

Net cash used in investing activities from continuing operations	(19,443)	(62,994)
Net cash used in investing activities from discontinued operations	(624)	(75,614)
Net cash used in investing activities	(20,067)	(138,608)

Net cash used in financing activities	(32,942)	(41,492)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	(30,199)	(831)
Net decrease in cash and cash equivalents, including cash classified within current assets held for sale	(66,852)	(201,648)
Less: Net (decrease) increase in cash classified within current assets held for sale	(25,722)	18,006
Net decrease in cash and cash equivalents	(41,130)	(219,654)
Cash and cash equivalents, beginning of period	1,016,634	1,240,472
Cash and cash equivalents, end of period	$975,504	$1,020,818

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Third party and other	$360,121	$397,702
Direct	390,235	330,713
Total revenue	750,356	728,415
Cost of revenue:
Third party and other	51,697	53,802
Direct	351,253	309,101
Total cost of revenue	402,950	362,903
Gross profit	347,406	365,512
Operating expenses:
Marketing	52,533	69,185
Selling, general and administrative	289,847	300,906
Acquisition-related (benefit) expense, net	(269)	1,785
Total operating expenses	342,111	371,876
Income (loss) from operations	5,295	(6,364)
Other expense, net(1)	(19,927)	(840)
Loss from continuing operations before provision for income taxes	(14,632)	(7,204)
Provision for income taxes	2,107	14,570
Loss from continuing operations	(16,739)	(21,774)
Income (loss) from discontinued operations, net of tax	6,284	(13,589)
Net loss	(10,455)	(35,363)
Net income attributable to noncontrolling interests	(3,818)	(2,432)
Net loss attributable to Groupon, Inc.	$(14,273)	$(37,795)

Basic net income (loss) per share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.01	(0.02)
Basic net loss per share	$(0.02)	$(0.06)

Diluted net income (loss) per share:
Continuing operations	$(0.03)	$(0.04)
Discontinued operations	0.01	(0.02)
Diluted net loss per share	$(0.02)	$(0.06)

Weighted average number of shares outstanding
Basic	676,382,937	682,378,690
Diluted	676,382,937	682,378,690

(1)	Other expense, net includes foreign currency losses of $19.5 million and $0.7 million for the three months ended March 31, 2015 and 2014, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$975,504	$1,016,634
Accounts receivable, net	92,140	90,597
Deferred income taxes	44,379	16,271
Prepaid expenses and other current assets	184,092	192,382
Current assets held for sale	362,731	85,445
Total current assets	1,658,846	1,401,329
Property, equipment and software, net	169,966	176,004
Goodwill	224,685	236,756
Intangible assets, net	24,854	30,609
Investments	22,970	24,298
Deferred income taxes, non-current	39,453	41,323
Other non-current assets	13,877	16,173
Non-current assets held for sale	—	301,105
Total Assets	$2,154,651	$2,227,597
Liabilities and Equity
Current liabilities:
Accounts payable	$17,539	$13,822
Accrued merchant and supplier payables	723,593	772,156
Accrued expenses	194,311	214,260
Deferred income taxes	29,077	31,998
Other current liabilities	125,243	127,121
Current liabilities held for sale	172,375	166,239
Total current liabilities	1,262,138	1,325,596
Deferred income taxes, non-current	719	773
Other non-current liabilities	122,781	129,531
Non-current liabilities held for sale	—	6,753
Total Liabilities	1,385,638	1,462,653
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 704,655,248 shares issued and 674,998,444 shares outstanding at March 31, 2015 and 699,008,084 shares issued and 671,768,980 shares outstanding at December 31, 2014	70	70
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	1,873,582	1,847,420
Treasury stock, at cost, 29,656,804 shares at March 31, 2015 and 27,239,104 shares at December 31, 2014	(217,000)	(198,467)
Accumulated deficit	(936,233)	(921,960)
Accumulated other comprehensive income	44,216	35,763
Total Groupon, Inc. Stockholders' Equity	764,635	762,826
Noncontrolling interests	4,378	2,118
Total Equity	769,013	764,944
Total Liabilities and Equity	$2,154,651	$2,227,597

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
North America
Gross billings (1)	$893,977	$781,769
Revenue	479,882	431,062
Segment cost of revenue and operating expenses (2)	455,216	419,677
Segment operating income (2)	$24,666	$11,385
Segment operating income as a percent of segment gross billings	2.8%	1.5%
Segment operating income as a percent of segment revenue	5.1%	2.6%

EMEA
Gross billings (1)	$459,189	$513,588
Revenue	216,220	230,893
Segment cost of revenue and operating expenses (2)	196,568	211,970
Segment operating income (2)	$19,652	$18,923
Segment operating income as a percent of segment gross billings	4.3%	3.7%
Segment operating income as a percent of segment revenue	9.1%	8.2%

Rest of World
Gross billings (1)	$198,835	$225,349
Revenue	54,254	66,460
Segment cost of revenue and operating expenses (2)	58,402	78,436
Segment operating loss (2)	$(4,148)	$(11,976)
Segment operating loss as a percent of segment gross billings	(2.1)%	(5.3)%
Segment operating loss as a percent of segment revenue	(7.6)%	(18.0)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related (benefit) expense, net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net (loss) income from continuing operations."

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
(Loss) income from continuing operations	$(21,774)	$(10,692)	$(12,573)	$26,566	$(16,739)
Adjustments:
Stock-based compensation	22,911	29,738	32,680	29,961	35,144
Acquisition-related expense (benefit), net	1,785	597	(304)	(809)	(269)
Depreciation and amortization	27,433	27,024	30,462	30,122	32,200
Other expense, net	840	1,023	20,056	11,531	19,927
Provision (benefit) for income taxes	14,570	12,045	(6,434)	(4,457)	2,107
Total adjustments	67,539	70,427	76,460	66,348	89,109
Adjusted EBITDA	$45,765	$59,735	$63,887	$92,914	$72,370

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three months ended March 31, 2015:

Three Months Ended March 31, 2015
Net income (loss) attributable to common stockholders	$(14,273)
Stock-based compensation	35,144
Amortization of acquired intangible assets	5,934
Acquisition-related (benefit) expense, net	(269)
Intercompany foreign currency losses (gains)	17,638
Income tax effect of above adjustments	(16,559)
Income from discontinued operations, net of tax	(6,284)
Non-GAAP net income (loss) attributable to common stockholders	$21,331

Diluted shares	676,382,937
Incremental diluted shares	8,715,925
Adjusted diluted shares	685,098,862

Diluted net income (loss) per share	$(0.02)
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related (benefit) expense, net, intercompany foreign currency losses (gains), income from discontinued operations and related tax effects	0.05
Non-GAAP net income (loss) per share	$0.03

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended March 31, 2015 was as follows:

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2015
	At Avg. Q1 2014 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4 2014 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,669,739	$(117,738)	$1,552,001	$1,609,255	$(57,254)	$1,552,001
Revenue	801,663	(51,307)	750,356	775,503	(25,147)	750,356
Income (loss) from operations	$6,700	$(1,405)	$5,295	$6,460	$(1,165)	$5,295

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended December 31, 2014.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
EMEA Gross billings growth, excluding FX	1%	(4)%	10%	8%	7%
FX Effect	3	4	—	(9)	(18)
EMEA Gross billings growth	4%	—%	10%	(1)%	(11)%

Rest of World Gross billings growth, excluding FX	9%	8%	1%	—%	(1)%
FX Effect	(13)	(8)	(4)	(10)	(11)
Rest of World Gross billings growth	(4)%	—%	(3)%	(10)%	(12)%

Consolidated Gross billings growth, excluding FX	9%	6%	12%	13%	10%
FX Effect	(1)	—	(1)	(5)	(8)
Consolidated Gross billings growth	8%	6%	11%	8%	2%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
EMEA Revenue growth, excluding FX	22%	36%	55%	18%	13%
FX Effect	4	6	1	(10)	(19)
EMEA Revenue growth	26%	42%	56%	8%	(6)%

Rest of World Revenue growth, excluding FX	(2)%	(1)%	(20)%	(9)%	(8)%
FX Effect	(13)	(9)	(4)	(10)	(10)
Rest of World Revenue growth	(15)%	(10)%	(24)%	(19)%	(18)%

Consolidated Revenue growth, excluding FX	22%	17%	21%	19%	10%
FX Effect	(1)	1	(1)	(4)	(7)
Consolidated Revenue growth	21%	18%	20%	15%	3%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2015 was as follows:

	At Avg. Q1 2014 Rates (1)	Exchange Rate Effect (2)	March 31, 2015 As Reported	March 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$513,222	$(664)	$512,558	$456,952	12.2%	12.3%

Goods:
Third party	6,677	(317)	6,360	6,782	(6.2)%	(1.5)%
Direct	278,381	—	278,381	236,114	17.9	17.9
Total	285,058	(317)	284,741	242,896	17.2%	17.4%

Travel:
Third party	96,797	(119)	96,678	81,921	18.0%	18.2%

Total gross billings	$895,077	$(1,100)	$893,977	$781,769	14.4%	14.5%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2015 was as follows:

	At Avg. Q1 2014 Rates (1)	Exchange Rate Effect (2)	March 31, 2015 As Reported	March 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$258,190	$(40,592)	$217,598	$262,141	(17.0)%	(1.5)%

Goods:
Third party	83,200	(13,663)	69,537	93,599	(25.7)%	(11.1)%
Direct	129,559	(22,570)	106,989	89,414	19.7	44.9
Total	212,759	(36,233)	176,526	183,013	(3.5)%	16.3%

Travel:
Third party	80,106	(15,041)	65,065	68,434	(4.9)%	17.1%

Total gross billings	$551,055	$(91,866)	$459,189	$513,588	(10.6)%	7.3%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2015 was as follows:

	At Avg. Q1 2014 Rates (1)	Exchange Rate Effect (2)	March 31, 2015 As Reported	March 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$112,736	$(13,001)	$99,735	$112,660	(11.5)%	0.1%

Goods:
Third party	67,910	(6,621)	61,289	74,338	(17.6)%	(8.6)%
Direct	5,594	(729)	4,865	5,185	(6.2)	7.9
Total	73,504	(7,350)	66,154	79,523	(16.8)%	(7.6)%

Travel:
Third party	37,367	(4,421)	32,946	33,166	(0.7)%	12.7%

Total gross billings	$223,607	$(24,772)	$198,835	$225,349	(11.8)%	(0.8)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2015 was as follows:

	At Avg. Q1 2014 Rates (1)	Exchange Rate Effect (2)	March 31, 2015 As Reported	March 31, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$884,148	$(54,257)	$829,891	$831,753	(0.2)%	6.3%

Goods:
Third party	157,787	(20,601)	137,186	174,719	(21.5)%	(9.7)%
Direct	413,534	(23,299)	390,235	330,713	18.0	25.0
Total	571,321	(43,900)	527,421	505,432	4.4%	13.0%

Travel:
Third party	214,270	(19,581)	194,689	183,521	6.1%	16.8%

Total gross billings	$1,669,739	$(117,738)	$1,552,001	$1,520,706	2.1%	9.8%

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$456,952	$461,366	$446,573	$499,250	$512,558
Goods Gross Billings	242,896	247,618	242,893	369,033	284,741
Travel Gross Billings	81,921	89,861	84,820	80,296	96,678
Total Gross Billings	$781,769	$798,845	$774,286	$948,579	$893,977
Year-over-year growth	15%	12%	16%	20%	14%
% Third Party and Other	70%	70%	69%	62%	69%
% Direct	30%	30%	31%	38%	31%
Gross Billings Trailing Twelve Months (TTM)	$2,947,694	$3,034,334	$3,143,621	$3,303,479	$3,415,687

Revenue (3):
Local Revenue	$177,247	$164,500	$161,912	$170,946	$180,864
Goods Revenue	237,435	241,626	238,955	362,863	279,029
Travel Revenue	16,380	17,805	17,627	17,165	19,989
Total Revenue	$431,062	$423,931	$418,494	$550,974	$479,882
Year-over-year growth	27%	12%	16%	24%	11%
% Third Party and Other	45%	43%	43%	35%	42%
% Direct	55%	57%	57%	65%	58%
Revenue TTM	$1,612,866	$1,659,615	$1,717,271	$1,824,461	$1,873,281

Gross Profit (4):
Local Gross Profit	$152,622	$142,674	$138,189	$147,582	$154,776
% of North America Local Gross Billings	33.4%	30.9%	30.9%	29.6%	30.2%
Goods Gross Profit	12,604	22,961	23,953	34,404	23,923
% of North America Goods Gross Billings	5.2%	9.3%	9.9%	9.3%	8.4%
Travel Gross Profit	14,442	14,365	14,000	14,187	15,791
% of North America Travel Gross Billings	17.6%	16.0%	16.5%	17.7%	16.3%
Total Gross Profit	$179,668	$180,000	$176,142	$196,173	$194,490
Year-over-year growth	4%	(7)%	3%	13%	8%
% Third Party and Other	94%	88%	87%	83%	88%
% Direct	6%	12%	13%	17%	12%
% of North America Total Gross Billings	23.0%	22.5%	22.7%	20.7%	21.8%

EMEA Segment:
Gross Billings:
Local Gross Billings	$262,141	$227,266	$218,615	$242,119	$217,598
Goods Gross Billings	183,013	190,957	191,006	245,712	176,526
Travel Gross Billings	68,434	65,032	79,802	72,710	65,065
Total Gross Billings	$513,588	$483,255	$489,423	$560,541	$459,189
Year-over-year growth	4%	—%	10%	(1)%	(11)%
Year-over-year growth, excluding FX (5)	1%	(4)%	10%	8%	7%
% Third Party and Other	83%	80%	78%	74%	77%
% Direct	17%	20%	22%	26%	23%
Gross Billings TTM	$2,004,869	$2,005,874	$2,051,979	$2,046,807	$1,992,408

Revenue:
Local Revenue	$109,120	$96,485	$90,002	$95,572	$82,536
Goods Revenue	106,889	115,413	123,110	160,582	118,967
Travel Revenue	14,884	15,792	16,960	16,321	14,717
Total Revenue	$230,893	$227,690	$230,072	$272,475	$216,220
Year-over-year growth	26%	42%	56%	8%	(6)%
Year-over-year growth, excluding FX	22%	36%	55%	18%	13%
% Third Party and Other	61%	57%	53%	46%	51%
% Direct	39%	43%	47%	54%	49%
Revenue TTM	$790,010	$857,738	$939,860	$961,130	$946,457

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Gross Profit:
Local Gross Profit	$100,066	$90,373	$83,956	$90,150	$77,356
% of EMEA Local Gross Billings	38.2%	39.8%	38.4%	37.2%	35.5%
Goods Gross Profit	27,302	35,432	32,252	38,154	25,481
% of EMEA Goods Gross Billings	14.9%	18.6%	16.9%	15.5%	14.4%
Travel Gross Profit	13,669	14,894	15,440	15,226	12,400
% of EMEA Travel Gross Billings	20.0%	22.9%	19.3%	20.9%	19.1%
Total Gross Profit	$141,037	$140,699	$131,648	$143,530	$115,237
Year-over-year growth	(8)%	1%	6%	(6)%	(18)%
% Third Party and Other	92%	85%	85%	82%	87%
% Direct	8%	15%	15%	18%	13%
% of EMEA Total Gross Billings	27.5%	29.1%	26.9%	25.6%	25.1%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$112,660	$112,741	$120,269	$105,420	$99,735
Goods Gross Billings	79,523	73,876	70,615	77,816	66,154
Travel Gross Billings	33,166	33,393	35,754	32,313	32,946
Total Gross Billings	$225,349	$220,010	$226,638	$215,549	$198,835
Year-over-year growth	(4)%	—%	(3)%	(10)%	(12)%
Year-over-year growth, excluding FX	9%	8%	1%	—%	(1)%
% Third Party and Other	98%	98%	98%	96%	98%
% Direct	2%	2%	2%	4%	2%
Gross Billings TTM	$917,704	$918,363	$910,670	$887,546	$861,032

Revenue:
Local Revenue	$38,932	$37,018	$39,034	$32,264	$30,281
Goods Revenue	20,628	21,065	19,426	21,758	17,478
Travel Revenue	6,900	6,507	7,243	5,757	6,495
Total Revenue	$66,460	$64,590	$65,703	$59,779	$54,254
Year-over-year growth	(15)%	(10)%	(24)%	(19)%	(18)%
Year-over-year growth, excluding FX	(2)%	(1)%	(20)%	(9)%	(8)%
% Third Party and Other	92%	92%	92%	86%	91%
% Direct	8%	8%	8%	14%	9%
Revenue TTM	$297,792	$290,779	$270,211	$256,532	$244,326

Gross Profit:
Local Gross Profit	$31,798	$31,997	$34,373	$27,175	$26,161
% of Rest of World Local Gross Billings	28.2%	28.4%	28.6%	25.8%	26.2%
Goods Gross Profit	7,364	8,786	7,571	7,416	6,612
% of Rest of World Goods Gross Billings	9.3%	11.9%	10.7%	9.5%	10.0%
Travel Gross Profit	5,645	4,928	5,544	3,815	4,906
% of Rest of World Travel Gross Billings	17.0%	14.8%	15.5%	11.8%	14.9%
Total Gross Profit	$44,807	$45,711	$47,488	$38,406	$37,679
Year-over-year growth	(15)%	(10)%	(26)%	(24)%	(16)%
% Third Party and Other	103%	99%	100%	96%	99%
% Direct	(3)%	1%	—%	4%	1%
% of Rest of World Total Gross Billings	19.9%	20.8%	21.0%	17.8%	18.9%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$831,753	$801,373	$785,457	$846,789	$829,891
Goods Gross Billings	505,432	512,451	504,514	692,561	527,421
Travel Gross Billings	183,521	188,286	200,376	185,319	194,689
Total Gross Billings	$1,520,706	$1,502,110	$1,490,347	$1,724,669	$1,552,001
Year-over-year growth	8%	6%	11%	8%	2%
Year-over-year growth, excluding FX	9%	6%	12%	13%	10%
% Third Party and Other	78%	77%	76%	70%	75%
% Direct	22%	23%	24%	30%	25%
Gross Billings TTM	$5,870,267	$5,958,571	$6,106,270	$6,237,832	$6,269,127
Year-over-year growth	8%	7%	7%	8%	7%

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Revenue:
Local Revenue	$325,299	$298,003	$290,948	$298,782	$293,681
Goods Revenue	364,952	378,104	381,491	545,203	415,474
Travel Revenue	38,164	40,104	41,830	39,243	41,201
Total Revenue	$728,415	$716,211	$714,269	$883,228	$750,356
Year-over-year growth	21%	18%	20%	15%	3%
Year-over-year growth, excluding FX	22%	17%	21%	19%	10%
% Third Party and Other	55%	52%	51%	42%	48%
% Direct	45%	48%	49%	58%	52%
Revenue TTM	$2,700,668	$2,808,132	$2,927,342	$3,042,123	$3,064,064
Year-over-year growth	14%	16%	20%	18%	13%

Gross Profit:
Local Gross Profit	$284,486	$265,044	$256,518	$264,907	$258,293
% of Consolidated Local Gross Billings	34.2%	33.1%	32.7%	31.3%	31.1%
Goods Gross Profit	47,270	67,179	63,776	79,974	56,016
% of Consolidated Goods Gross Billings	9.4%	13.1%	12.6%	11.5%	10.6%
Travel Gross Profit	33,756	34,187	34,984	33,228	33,097
% of Consolidated Travel Gross Billings	18.4%	18.2%	17.5%	17.9%	17.0%
Total Gross Profit	$365,512	$366,410	$355,278	$378,109	$347,406
Year-over-year growth	(4)%	(5)%	(1)%	—%	(5)%
% Third Party and Other	94%	88%	88%	84%	89%
% Direct	6%	12%	12%	16%	11%
% of Total Consolidated Gross Billings	24.0%	24.4%	23.8%	21.9%	22.4%

Marketing	$69,185	$57,699	$55,258	$59,812	$52,533
Selling, general and administrative	$300,906	$305,740	$299,275	$285,472	$289,847
Adjusted EBITDA	$45,765	$59,735	$63,887	$92,914	$72,370
% of Total Consolidated Gross Billings	3.0%	4.0%	4.3%	5.4%	4.7%
% of Total Consolidated Revenue	6.3%	8.3%	8.9%	10.5%	9.6%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015

Net cash (used in) provided by operating activities from continuing operations	$(14,574)	$(28,525)	$22,324	$273,272	$40,711
Purchases of property and equipment and capitalized software from continuing operations	(16,093)	(28,712)	(18,638)	(20,117)	(18,294)
Free cash flow	$(30,667)	$(57,237)	$3,686	$253,155	$22,417

Net cash provided by operating activities from continuing operations (TTM)	$195,098	$123,271	$157,500	$252,497	$307,782
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(65,130)	(79,800)	(83,374)	(83,560)	(85,761)
Free cash flow (TTM)	$129,968	$43,471	$74,126	$168,937	$222,021

Net cash used in investing activities from continuing operations	$(62,994)	$(32,157)	$(19,046)	$(35,175)	$(19,443)
Net cash used in financing activities	$(41,492)	$(114,753)	$(16,823)	$(21,088)	$(32,942)

Net cash used in investing activities from continuing operations (TTM)	$(128,630)	$(144,925)	$(137,527)	$(149,372)	$(105,821)
Net cash used in financing activities (TTM)	$(113,847)	$(220,659)	$(228,512)	$(194,156)	$(185,606)

Other Metrics:
Active Customers (6)
North America	21.8	22.6	23.5	24.1	24.6
EMEA	14.5	14.5	14.9	15.2	15.3
Rest of World	8.7	8.8	8.2	8.1	8.2
Total Active Customers	45.0	45.9	46.6	47.4	48.1

TTM Gross Billings / Average Active Customer (7)
North America	$147	$145	$145	$147	$147
EMEA	141	141	142	139	134
Rest of World	104	104	108	105	101
Consolidated	136	136	137	137	135

Global headcount as of March 31, 2015 and 2014 was as follows:

	Q1 2014	Q1 2015
Sales (8)	4,715	4,429
% North America	30%	30%
% EMEA	41%	42%
% Rest of World	29%	28%
Other	6,503	6,386
Total Headcount	11,218	10,815

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions include advertising, payment processing, point of sale and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue and commission revenue.

(4)
Represents third party revenue, direct revenue and other revenue reduced by cost of revenue. Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year period.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics have been retrospectively adjusted to exclude Ticket Monster, which has been classified as discontinued operations.

(10)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.